State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code

File Number:

Non-Refundable Processing Fee:

[ ]	Domestic	$25.00
[x]	Foreign	$35.00

Articles of Merger / Share Exchange

Digicorp
the non-surviving corporation

Into
Digicorp, Inc.
the surviving corporation

ARTICLE I - Surviving Corporation

Section 1

The name of the corporation surviving the merger is Digicorp, Inc. and such name [ ] **has** [x] **has not** been changed as a result of the merger.

Section 2

A. The surviving corporation is a domestic corporation existing pursuant to the provisions of the Utah Revised Business Corporation Act incorporated on ______________.

B. The surviving corporation is a foreign corporation incorporated under the laws of the State of Delaware and [ ] **qualified** [x] **not qualified** to do business in Utah.
Note: If application for Certificate of Authority to Transact Business is filed concurrently herewith state "Upon approval of Application for Certificate of Authority."

C. The effective date of the merger described herein shall be the date upon which these Articles are filed with the Utah Division of Corporations and Commercial Code, or ______________.

ARTICLE II - Non-surviving Corporation(s)

The name, state of incorporation, and date incorporation or qualification (if applicable) respectively, of each Utah domestic corporation and Utah qualified foreign corporation, other than the survivor, which is party to the merger are as follows:

Name of Corporation: Digicorp
State of Domicile: Utah Date of Incorporation / Qualification in Utah: July 19,1983
Name of Corporation:
State of Domicile: Date of Incorporation / Qualification in Utah :
Name of Corporation:
State of Domicile: Date of Incorporation / Qualification in Utah:
Name of Corporation:
State of Domicile: Date of Incorporation / Qualification in Utah:
Name of Corporation:
State of Domicile: Date of Incorporation / Qualification in Utah:

ARTICLE III - Plan of Merger or Share Exchange

The Plan of Merger or Share Exchange, containing such information as required by Utah Code 16-10a-1101, is set forth in "Exhibit A", attached hereto and made a part hereof.

ARTICLE IV - Manner of Adoption & Vote of Surviving Corporation (must complete Section 1 or 2)

Section 1

[ ] Shareholder vote not required.

The merger/ share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

Section 2

[X] Vote of shareholders (complete either A or B)

The designation (*i.e., common, preferred or any classification where different classes of stock exist*), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

A. Unanimous written consent executed on July 14, 2006 and signed by all shareholders entitled to vote.

B. Vote of shareholders during a meeting called by the Board of Directors.

	TOTAL	A	B	C
Designation of each voting group (i.e. preferred and common)				
Number of outstanding shares				
Number of votes entitled to be cast				
Number of votes represented at meeting				
Shares voted in favor				
Shares voted against				

ARTICLE V - Manner of Adoption & Vote of Non-surviving Corporation (must complete Section 1 or 2)

Section 1

[ ] Shareholder vote not required.

The merger/ share exchange was adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

Section 2

[X] Vote of shareholders (complete either A or B)

The designation (i.e., common, preferred or any classification where different classes of stock exist), number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the merger / share exchange and the number of votes of each voting group represented at the meeting is set forth below:

A. Unanimous written consent executed on ____________, 20__ and signed by all shareholders entitled to vote.

B. Vote of shareholders during a meeting called by the Board of Directors.

	TOTAL	A	B	C
Designation of each voting group (i.e. preferred and common)	common			
Number of outstanding shares	37,239,002			
Number of votes entitled to be cast	37,239,002			
Number of votes represented at meeting	26,442,046			
Shares voted in favor	26,435,446			
Shares voted against	6,400			

In Witness Whereof, the undersigned being the CEO of the surviving corporation executes these Articles of Merger / Share Exchange and verifies, subject to penalties of perjury that the statements contained herein are true, this 6 day of October, 2006

Signature ____________ Jay Rifkin

Printed Name

Mail In: PO Box 146705
Salt Lake City, UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER adopted by Digicorp, a corporation organized under the laws of the State of Utah (the "Company"), by resolution of its Board of Directors on October 6, 2006, and adopted by Digicorp, Inc., a corporation organized under the laws of the State of Delaware ("Digicorp"), by resolution of its Board of Directors on October 6, 2006. The names of the corporations planning to merge are Digicorp, a corporation organized under the laws of the State of Utah, and Digicorp, Inc., a corporation organized under the laws of the State of Delaware. The name of the surviving corporation into which the Company plans to merge is Digicorp, Inc., a Delaware corporation.

1. The Company and Digicorp shall, pursuant to the provisions of Section 16-10a-1107 of the Utah Business Corporation Act and the provisions of the laws of the jurisdiction of organization of the surviving corporation, be merged with and into a single corporation, to wit, Digicorp, which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of laws of the jurisdiction of its organization. The separate existence of the Company, which is sometimes hereinafter referred to as the "non-surviving corporation", shall cease at the effective time and date of the merger in accordance with Section 16-10a-1107 of the Utah Business Corporation Act.

2. The present Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of said surviving corporation and said Certificate of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

4. The directors and officers in office of the surviving corporation at the effective time and date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their respective offices until their successors are elected and qualified, or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the non-surviving corporation immediately before the effective time and date of the merger shall be converted into one share of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

6. The Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of Section 16-10a-1105 of

the Utah Business Corporation Act and the provisions of the laws of the jurisdiction of incorporation of the surviving corporation.

7. In the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation in the manner prescribed by Section 16-10a-1107 of the Utah Business Corporation Act and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the laws of the jurisdiction of its incorporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Utah, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8. The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, 0and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

Dated: October 6, 2006

DIGICORP
a Utah corporation

By:____________________
Name: Jay Rifkin
Title: Chief Executive Officer

DIGICORP, INC.
a Delaware corporation

By:____________________
Name: Jay Rifkin
Title: Chief Executive Officer